Exhibit 3.73

W. Fox McKeithen Secretary of State	ARTICLES OF ORGANIZATION (R.S. 12:1301)
Domestic Limited Liability Company Enclose $60.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to:	Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sec.state.la.us

STATE OF Ohio	Check one:	☒ Business ☐ Nonprofit

PARISH/COUNTY OF Cuyahoga

1. The name of this limited liability company is: JRJ Properties, LLC

2. This company is formed for the purpose of: (check one)

☒	Engaging in any lawful activity for which limited liability companies may be formed.

☐
(use for limiting activity)

3. The duration of this limited liability company is: (may be perpetual) perpetual

4. Other provisions:

FOX McKEITHEN
SECRETARY OF STATE
RECEIVED & FILED
DATE 2-4-03
Signatures:

/s/ Christopher S.W. Blake
Christopher S.W. Blake, Esq.,
Authorized Representative

Sworn to and subscribe before me, the undersigned Notary Public, on this date: 2/3/2003

/s/ [ILLEGIBLE]
Notary
[SEAL]	[ILLEGIBLE]
Notary Public - State of Ohio
My Commission Expires June 24, 2007

[ILLEGIBLE]	(See instructions on back)